                                                            Exhibit 21.1



                    Curtice-Burns Foods, Inc.
                          Subsidiaries

    Name of Subsidiary                         Jurisdiction of Incorporation
Curtice-Burns Express, Inc.                                 New York
Finger Lakes Packaging Company, Inc.                        New York
Snyder's Potato Chips, Inc.                              Pennsylvania
Quality Snacks, Inc.                                     Pennsylvania
La Restaurante of Altoona, Inc.                          Pennsylvania
Curtice Burns Meat Snacks, Inc.                            Delaware
Quality Snax of Maryland, Inc.                             Maryland
Kennedy Endeavors, Incorporated                           Washington
Husman Snack Foods Co., Inc.                                 Ohio
Seasonal Employers, Inc.                                    New York
Curtice Burns Export Corp.                              Virgin Islands
Nalley's Canada Limited                                      Canada
Comstock Michigan Fruit Company of Canada, Ltd.              Canada
Pro-Fac Holding Company of Iowa, Inc.                       New York



                              4.1.2-1